Exhibit 10.b.1.(xix)

                            A&B EXCESS BENEFITS PLAN


                                 Amendment No. 2



The A&B Excess Benefits Plan, as amended and restated effective July 1, 1991, is hereby amended, effective August 24, 1994, as follows:

1.   Section 3.02 is hereby amended in its entirety to read as follows:

          "3.02 PARTICIPATION. Participants in this Plan shall be any eligible employees who are participants in the One-Year Performance Improvement Incentive Plan ("One-Year PIIP") who meet the eligibility requirements set forth in Section III.A. of the One-Year PIIP. In addition, the Administrator shall have the exclusive and unfettered discretion to select additional Plan Participants from among eligible employees. A Participant in this Plan shall remain as such until the date he/she ceases to satisfy the participation requirements in the first sentence of this Section 3.02, until the date upon which the Participant's employment terminates for any reason or until such earlier time as may be specified by the Administrator."

2. Except as modified by this Amendment, all terms and provisions of the A&B Excess Benefits Plan shall continue in full force and effect.

     IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused its authorized officers to affix the corporate name and seal hereto this 24th day of August, 1994.


                              ALEXANDER & BALDWIN

                              By /s/ Miles B. King
                                 Its Vice President

                              By /s/ Alyson J. Nakamura
                                 Its Assistant Secretary